EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NanoSensors, Inc. (the “Company”) on Form 10-KSB for the year ended November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Baron, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted by the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert A. Baron
Robert A. Baron, Interim Chief Executive Officer
(Principal Executive Officer)
February 28, 2008

This Certification which accompanies the Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NanoSensors, Inc. and will be retained by NanoSensors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.